May 13, 1997




Dialogic Corporation
1515 Route 10
Parsippany, New Jersey  07054

Gentlemen:

          You have requested our opinion in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of 2,400,000 shares of the common stock ("Common Stock") of Dialogic Corporation (the "Company") on a registration statement on Form S-8 (the "Registration Statement"). The shares of Common Stock to which the Registration Statement relates are issuable pursuant to the Company's 1997 Incentive Benefit Plan and Director Stock Election/Deferral Plan (collectively, the "Plans").

          We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuiness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock offered by the Company pursuant to the Plans, when registered pursuant to the Act and paid for in full by the participants in accordance with the Plans, will be, when issued, legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                     Very truly yours,

                                     LOWENSTEIN, SANDLER, KOHL,
                                        FISHER & BOYLAN, P.A.



                                     By:/s/Peter H. Ehrenberg
                                        ______________________________
                                        Peter H. Ehrenberg